Exhibit 32.8

         Certificate Pursuant to Section 1350 of Chapter 63 of Title 18
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                               United States Code
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         The undersigned officer hereby certifies, as to the Quarterly Report on
     Form 10-Q of Exelon Generation Company, LLC for the quarterly period ended June 30, 2003, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Generation Company, LLC.



     Date:  July 30, 2003                   /s/ Robert S. Shapard
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                                            Robert S. Shapard
                                            Executive Vice President and
                                            Chief Financial Officer
                                            Exelon Corporation